                                 EXHIBIT 10.62

                         QNX(TM) OEM LICENSE AGREEMENT
         (Agreement No. OEM00-000126.PGWOCB- Single-Tier Target Systems)

This QNX Standard Manufacturing Agreement (comprising Part A - Business Terms
& Sign Off, Part B - Standard Terms and Conditions, and, if applicable, Part C
- Supplementary Terms, collectively "this Agreement"), is made by and between QNX Software Systems Ltd. ("QSS") and "OEM" (defined below) as of June 29, 1999 ("Effective Date"). For value received the parties agree as follows:

                       PART A - BUSINESS TERMS & SIGN OFF

A1 DEFINITIONS. The following chart supplements definitions provided in section B2 and elsewhere in the body of this Agreement.

TARGET            A WEB BROWSER OF SET-TOP BOX MANUFACTURED AND
SYSTEMS               DISTRIBUTED BY OEM KNOWN AS "MYWEB".
-------        ---------------------------------------------------
                       CORRESPONDING SOFTWARE
                             COMPONENTS                  ESTIMATED
CONFIG-          (*** INDICATES THIRD PARTY SOFTWARE      ANNUAL
URATION               ** INDICATES BSD SOFTWARE           COPIES
-------        ---------------------------------------   ---------
801242         A single node configuration of QNX 4.25   [***]
               Software consisting of the following
               modules:
               - Proc32, part #4691
               - day, part #4674
               - ** TCP/IP Socklet (no NFS), part
                 #4667
               - Photon core runtime version 1.13,
                 part #4662
               - Efsys part #4682
               - * Bitstream fonts, part #4664
               - * Voyager runtime version 2.00,
                   part #7014

A2 ROYALTIES. OEM will prepay royalties to QSS for all copies of Software to be created for Target Systems ("Manufactured") under this Agreement. Each prepaid order must be for at least five hundred copies ("Order"). QSS will provide one serialized sticker ("Sticker") to OEM for each pre-paid Software royalty to authenticate licensed copies. OEM will affix at least one Sticker (i.e., one sticker per licensed node) on the outside of each Target System manufactured pursuant to this Agreement. Software royalties will be calculated for each order for each Configuration by multiplying the desired number of whole or partial copies thereof to be Manufactured by the then-effective Per Copy Royalty specified in Section A2(c-d). Total Software royalties due will be computed by summing the royalties calculated for all Configurations ordered. Due to prepayment of royalties, Section B6(a) (Reporting) and the first sentence of Section B6(b) (Payment) shall not apply to this Agreement.

(a) ESTIMATED FSC & VOLUME. OEM estimates in good faith that it will begin commercial shipments of the Targets System in April 1, 2000. If it begins shipping Target Systems at an earlier date it will notify QSS. The earlier of the estimated and actual dates will be "First Commercial Shipment" or "FCS". In the 12 months after FCS ("First Year"), OEM estimates in good faith that it will Manufacture the number of copies of Software indicated above, by Configuration, as "Estimated Annual Copies".

(b) INITIAL PURCHASE. OEM shall pay [***] to QSS on or before the Effective Date for its initial prepayment of Software royalties for [***] copies of Configuration 801242.

(c) PER COPY ROYALTIES. On the basis of OEM's estimated volume and/or prepayment in section A2(a-b), OEM's "Per Copy Royalty" will be determined for each Order for each Configuration as follows:

     (i)    Prior to FCS, 15.15 for Configuration 801242.

     (ii)   In the First Year, either:

            (A) the Per Copy Royalty in section A2(d) that corresponds to the number of Estimated Annual Copies of the Configuration in section A1; or

            (B) if more favourable to OEM, the Per Copy Royalty in section A2(d) that corresponds to the actual number of Configurations Manufactured in the First Year to the date of the Order, including the amount of the Order;

            OEM may not terminate this Agreement without cause until all royalty payments for the First Year have been paid to QSS.

     (iii)  In each consecutive 12 month period after the First Year, either:

            (A) the lowest Per Copy Royalty previously sustained under this section A2(c), or

            (B) if more favourable to OEM, the Per Copy Royalty in section A2(d) that corresponds to the actual number of Configurations Manufactured in the then-current 12 month period to the date of the Order, including the amount of the Order.

(d) PER COPY ROYALTIES. The Per Copy Royalty for each Configuration copy/node is specified in US Dollars in the following chart.

                                    PER COPY ROYALTY
                                     CONFIGURATION
         ANNUAL COPIES                   801242
         -------------              ----------------
               1                        [***]
              2-10                      [***]
             11-24                      [***]
             25-99                      [***]
            100-249                     [***]
            250-499                     [***]
            500-999                     [***]
          1,000-2,499                   [***]
          2,500-4,999                   [***]
          5,000-9,999                   [***]
         10,000-24,999                  [***]
         25,000-49,999                  [***]
            50,000*                   Speak to QSS

A3 UPDATES. OEM shall be entitled to update new and existing Target Systems with Updates during any period for which it has paid QSS the following non-refundable subscription fees ("Update Fees"). A minimum Update Fee of [***] must be paid each year in advance, beginning with payment on or before FCS for the First Year. If the minimum annual prepayment is less than 15% of the total royalties paid or payable to QSS for any subscription-year, then OEM will remit the difference to QSS with its last royalty report for the period. OEM may end its Update rights and obligations at any time by providing QSSL with written notice at least 30 days prior to the next anniversary of FCS. Update rights may not be reinstated once discontinued.

     In witness whereof the parties have caused this Agreement to be signed by their duly authorized representatives:

QNX Software Systems Ltd., 175 Terence Matthews Cr., Kanata, Ontario, Canada K2MIWO, Tel. 913-591-0931, Fax 613-591-3579

/s/ Gordon Bell                      6-4-2000
------------------------------       ----------------------
Gordon Bell, President               Date

OEM: TechnoChannel Technologies Sdn Bhd, Block G, Unit G808, Phileo Damansara 1, No. 9, Jalan 16/11, Off Jalan Damansara, 46350 Petaling Jaya, Malaysia, Tel. 603 4609282, Fax 603-4609272


/s/ Jason Chan Ling Khee             28-3-2000
------------------------------       ----------------------
Signature                            Date

/s/ Jason Chan Ling Khee             Senior Tech Manager
------------------------------       ----------------------
Name                                 Title


(OEM-PartA.PGOWOB.003a.wpd Printed: March 22, 2000 (5:01PM))

-------------------------------------------------------------------------------


                                QSS CONFIDENTIAL


[***] Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                   PART B -- OEM STANDARD TERMS & CONDITIONS

B1 BACKGROUND. QSS has developed and licenses a general purpose modular real time operating system, as well as associated software accessories (e.g., GUI, browser, etc.) and development tools (e.g., compilers, debuggers, SDKs, etc.). Developers select and license the components they need ("Development System") to develop their custom hardware and software product. Development includes integrating unaltered QNX linked object code program and data files ("Runtime Files") with files generated by the developer using QNX development tools (e.g., to tailor the operation and appearance of the operating system) and with files that have been independently created or licensed. This Agreement authorizes OEM to make and distribute copies of certain Runtime Files (see section B2(b)) as an integral part of OEM's product (see section B2(c)). It does not supercede OEM's Development System license(s).

B2 GENERAL DEFINITIONS. In this Agreement:

(a) "Documentation" means any Software and Update documentation that QSS makes generally available for use by QNX developers;

(b) "Software" means any Runtime Files that make up the software modules listed in section A1 (Definitions), any Updates that OEM is authorized to distribute under this Agreement, any Freeware and any improvements (as defined in section B4(b)).

         (i) "Configuration" means any subset of the Software, as specified in section A1, which may be Target-System specific if so described.

         (ii) "QNX Software" means any Software other than Third Party Software and Freeware.

         (iii) "Third Party Software" means any Runtime File that QSS sublicenses to OEM, as specified in section A1 and Part C (if applicable).

         (iv) "Freeware" means any published software source or object code and data files that QSS makes generally available to QNX licenses for use and distribution on a royalty free basis;

(c) "Target System" means any of the products described in section A1 into which the Software has been wholly or partially integrated, and each of which must: (i) significantly enhance the function and value of the Software, and (ii) have substantially different principal purposes than those of the Software:

(d) "Update" means any new version of the Software or Documentation that QSS makes generally available to its licensees to correct errors and provide minor enhancements; and

(e) Other capitalized terms defined in any Part of this Agreement will have their indicated meaning throughout this Agreement.

B3 LICENSE. Subject to the terms and conditions of this Agreement, including those specific to Third Party Software (see Part C, if applicable), QSS hereby grants to OEM for the term of this Agreement a non-exclusive, non-transferable, world-wide limited license as follows:

(a) to reproduce the Software as an integral part of the Target System software as necessary to: (1) manufacture Target Systems, and (2) produce Target System software updates and back-up media (i.e., not for productive use, such as in redundant systems);

(b) to reproduce, abridge, condense and translate portions of QSS-authored parts of the Documentation, but only as necessary to create, distribute and update Target System user documentation;

(c) to sub-license rights granted under section B3(a-b) to third parties contracted to manufacture Target Systems and/or produce documentation on OEM's behalf ("Subcontractors"), subject to an agreement at least as protective of QSS' rights as the terms and conditions of this Agreement, containing, at a minimum, the terms described in section B5(d);

(d) to sub-license Software copies made under section B3(a) or (c) to end users solely for use as an integral part of a Target System under the terms and conditions of an end user license agreement that contains, at a minimum, the terms described in section B5(c) ("EULA");

(e) to distribute copies of the Software and Documentation made under section B3(a-c) to end-users as part of and only for use in association with Target Systems under the terms and conditions of an
         EULA: (1) directly; and (2) indirectly by authorizing third party distributors ("Distributors") to resell Target Systems and associated EULAs;

(f) to update Target System software by making replacement copies available by any means of distribution. Such replacement copies may only include Updates that OEM is authorized to distribute hereunder and

(g) to sub-license any rights under section 83(a-f) to third parties ("Sub-licensees") as part of any license granted by OEM to manufacture, distribute and maintain Target Systems, subject to an agreement at least as protective of QSS' rights as the terms and conditions of this Agreement, containing, at a minimum, the terms described in section B5(d).

B4       RESERVATIONS.

(a) LIMITED LICENSE. No license is granted to use the Software or Documentation except in connection with the Target Systems as expressly provided in section B3. QSS and its licensors reserve all right, title and interest in and to the Software and Documentation, including all associated copyright, patent, trade secret, trademark and other proprietary rights. All whole or partial copies of the Software remain the property of QSS or its licensors and form part of the Software for the purpose of this Agreement.

(b) IMPROVEMENTS. OEM shall own authorized modifications (made using Development Systems pursuant to the QSS and user license agreement(s) or otherwise) that it makes to the Software and Documentation, except for improvements. In this Agreement, "Improvements" means work-arounds, error corrections or enhancements that are not specific to the Target System and that OEM discloses or suggests to QSS. All right, title and interest in and to Improvements shall be owned by QSS, unless QSS has otherwise expressly agreed in writing. OEM acknowledges that it is under no obligation to make such disclosures or suggestions to QSS.

(c) PROHIBITIONS. Except as expressly provided in this Agreement, or otherwise by QSS in writing, OEM will not (and will not authorize or assist others to): (i) use copies of the Software or Documentation made hereunder for development purposes; (ii) rent, lease, license, transfer or otherwise provide third party access to the Software; (iii) update Target Systems with new Software versions or releases, except Updates that OEM is authorized to distribute hereunder; (iv) translate, decompile, disassemble, or otherwise attempt to reverse engineer or create derivative works of the Software, except as necessary, when permitted by applicable law, to correct defects or achieve interoperability with other Target-System related programs, but only if QSS has refused to provide the necessary information or assistance; or
         (v) use any part of the Software for any use other than the intended use of the Software in the Target System. Unless QSS has provided its express written consent, the Software may not be used in any application in which the failure of the Software could lead directly to death, personal injury or severe physical or property damage (collectively, "High-Risk Activities"), including but not limited to the operation of nuclear facilities, mass transit systems, aircraft navigation or communication systems, air traffic control, weapon systems and direct life support machines. QSS expressly disclaims any express or implied warranty or condition of fitness for High-Risk Activities.

(d) RESTRICTED RIGHTS. The Software is maintained under this Agreement in non-DOD agencies of the US Government with Restricted Rights and the Documentation with Limited Rights as provided by subparagraph (c) of FAR 52.227-19 ("Commercial Computer Software-Restricted Rights:, June
         1987). The rights of DOD agencies of the U.S. Government in the Software, Documentation, and related technical data are governed by the restrictions set forth in the Technical Data Commercial Items clause at DFARS 252.227-7015 (Nov. 1995) and DFARS Subpart 227.72 ("Rights in Computer Software and Computer Software Documentation"). QNX Software Systems Ltd.
(e) NO SUPPORT. QSS has no obligation under this Agreement to provide OEM or its Subcontractors, Distributors, Sub-licensees or Target System end users with maintenance, support, training or consulting services.

B5       REQUIREMENTS.

(a) DISTRIBUTION OF COPIES. Any update or back-up media copy of the Target System software that includes any part of the Software must: (1) only be made available to Subcontractors, Distributors, Sub-licensees and licensed Target System end users; or (ii) have measures to ensure that such software will only work on licensed Target Systems.

(b) DOCUMENTATION. Any portions of the Target System documentation that is derived in whole or in part from the Documentation shall: (i) be technically accurate, (ii) meet or exceed the quality of the Documentation, (iii) conform to all marking requirements in section B5(f), and (iv) be promptly delivered to QSS for review upon written request.

(c) EULA. All EULAs shall be consistent with the terms and conditions of this Agreement and shall provide, at a minimum:
     (i) that the end user: (1) may only use the Software in association with one Target System, (2) acquires no right, title or interest in or to the Software, (3) may only copy the Software as necessary to use the Target System as intended, to follow normal archiving practices, and as otherwise permitted by applicable law, (4) may not translate, de-compile, disassemble, or otherwise attempt to unbundle, reverse engineer or create derivative works of the Software, except as permitted by applicable law, (5) may not remove, cover or alter any proprietary notices, labels or marks in or on the Software and shall ensure that all copies bear any notice contained on the original, (6) may not export the Software in contravention of applicable export control laws, and (7) shall allow reasonable tracing of Target System software copies by OEM or its licensors.
     (ii) that QSS and its licensors, either by name or generically as OEM's licensors, are intended third party beneficiaries of all terms and conditions that apply to the Software, including all warranty and liability limitations and any OEM right of indemnification.
(d) OTHER SUB-LICENSING. OEM shall have written agreements with all Subcontractors, Distributors and Sub-licenses ("Sub-license Agreements") that:
     (i) are consistent with and sufficient to secure compliance with the terms and conditions of this Agreement, including the license restrictions, EULA requirements, reporting, recordkeeping and audit provisions, export restrictions, and marking requirements; and
     (ii) expressly provide that QSS and its licensors, either by name or generically as OEM's licensors, are intended third party beneficiaries of all of the terms and conditions that apply to the Software, including all warranty and liability limitations and any OEM right of indemnification.
(e) ENFORCEMENT. if OEM becomes aware of any material breach of any EULA of Sub-license Agreement, as applied to the Software or Documentation, then OEM shall promptly notify QSS and use commercially reasonable efforts to enforce the breached terms. If OEM fails to take effective action within 30 days of notice, then QSS may, either in its own name or in the name of OEM, maintain or participate in, by way of joinder or otherwise, any action or proceeding against the offender in respect of such breach. If QSS is unable or unwilling to enforce the breached terms, and OEM refuses to initiate termination of the breached agreement, then OEM shall remain responsible for the acts or omissions of the end user or Sublicensee as if they were the acts or omissions of OEM. OEM agrees to do such acts and execute such documents as may reasonably be required to fully give effect to the provisions of this section 85(e). Any attempt by QSS to enforce, or any election not to enforce, the terms of any EULA of Sub-license Agreement against an offender shall not prejudice QSS's rights and remedies under this Agreement.
(f) MARKING. OEM shall not remove, cover or alter any proprietary notices, labels or marks in or on the Software, Documentation or related storage media and shall ensure that all copies bear those of originals.
     (i) COPYRIGHT. OEM shall ensure that all Target Systems and associated documentation that include any part of the QNX Software or associated Documentation each include prominent copyright notices as follows:
          "1982 - 1999, QNX Software Systems Ltd. All rights reserved."
     (ii) SERIALIZATION. OEM shall mark each Target System with a unique identifier and shall maintain records sufficient to identify the Configuration and version of the Software installed and the customer to whom it shipped the Target System. OEM shall also maintain, or require its Subcontractors, Distributors and Sub-licensees to maintain equivalent destination records for indirect distribution.
    (iii) TRADEMARKS. OEM will eliminate screen display references to QSS trademarks unless OEM has elected to license such marks (see Part C - if applicable). Unless so licensed, any display of QSS' or its licensors' trademarks, trade names, logos, or other words identifying the Software, Documentation, related services or QSS' or its licensors' businesses ("Trademarks") shall be for information purposes only, shall be marked with the symbol (TM), and shall clearly identify the owner of the Trademark displayed.

(g) PRESERVATION OEM will take whatever actions and precautions necessary to preserve and protect all ownership and other rights of QSS and its licensors in the Software and Documentation when sub-licensing rights therein to any agency, department or unit of any government or quasi-government authority.
(h) SUPPORT. OEM shall be responsible for Target System development, manufacturing, reproduction, assembly, marketing, distribution, licensing, installation, training, maintenance, updating and support.
(i) COMPLIANCE WITH LAWS. OEM shall comply with all applicable laws, rules and regulations and obtain all permits, licenses and authorizations or certificates that may be required in connection with its activities pursuant to this Agreement. This includes any laws, regulations, orders or other restrictions on the export of the Software from Canada and the USA which may be imposed from time to time by the Canadian or United States Governments. OEM shall not export or re-export, directly or indirectly, the Software or information pertaining thereto to any country for which either such government or any agency thereof requires an export license or governmental approval at the time of export or re-export without first obtaining such license or approval. QSS will make reasonable efforts to provide to OEM necessary information required by OEM in support of OEM obtaining necessary government export/import clearances for Software included in Target Systems.
(j) OEM INDEMNITY. OEM shall indemnify and hold QSS harmless from any damages finally awarded, and any costs and expenses (including reasonable attorney's fees) incurred, in any third party action against QSS, its affiliates, or their distributors or suppliers, based on bodily injury, property damage or any other injury, damage, or claim arising out of the use or inability to use the Target System, provided QSS promptly notifies OEM and gives complete information and reasonable assistance to OEM (at OEM's expense). This section B5(j) shall not apply to any claims under section B8 that QSS is obliged to defend, other allegations that the Software or Documentation infringe third party rights, or any final award of a court of competent jurisdiction based on a finding of gross negligence or wilful misconduct of QSS.
(k) THIRD PARTY SOFTWARE & QSS LICENSORS. Applicable terms and conditions that are unique to Third Party Software (if any) are provided in Part C. OEM is hereby notified that QSS licensors are third-party beneficiaries to this Agreement in respect of provisions of this Agreement which relate to Third Party Software and other Software which QSS sub-licenses to OEM. OSS' licensors include, but are not limited to, those parties identified in Part C (if any). The identities of other applicable QSS licensors are available on request.

B6   PAYMENT & RECORDKEEPING. Except as otherwise provided by QSS in writing,
OEM shall pay to QSS the royalties and fees specified in Part A for all Target Systems manufactured and/or updated by OEM, Sub-contractors, Distributors or Sub-licensees.
(a) REPORTING. Within 30 days of the end of each Reporting Period, including the last day of any Reporting Period following termination of this Agreement, OEM shall provide QSS with a written report of the number of copies of the Software Manufactured during such period and the corresponding royalty payment due, as specified in Part A. Configuration copies must be reported by Target System and, if applicable, by the manufacturer. Sample royalty reports are available from QSS.
(b) PAYMENT. OEM shall remit royalty payments with corresponding royalty reports. All other amounts specified herein will be paid either on the indicated payment date or within 30 days of receipt of QSS' invoice, whichever is earlier. All unpaid amounts will bear interest at a rate equal to 15% per annum, or at the highest rate permitted by law, of the outstanding payment from the date due until the date paid. All payments made shall be in United States Dollars, without deduction of any kind, except as otherwise required by applicable laws. Should any such deduction be taken, OEM shall obtain and provide to QSS evidence issued by the relevant authority acknowledging their receipt of the deducted amount.
(c) TAXES. All royalty fees specified under this Agreement are exclusive of taxes. OEM shall be solely responsible for all sales or equivalent tax consequences which may flow from any delivery of the Software by QSS to OEM, or OEM's use thereof, and shall pay all taxes (including sales, use, value-added and similar taxes) payable with respect to payments made by OEM to QSS under this Agreement, except for taxes based solely upon QSS' net income and legally required withholding taxes.
(d)  AUDITS. OEM shall maintain for a period of 3 years accurate records that

--------------------------------------------------------------------------------

QSS   /s/                                                OEM   /s/
    __________________                                       ______________
         (Initial)                                             (Initial)
         are sufficient; (i) to determine the correct royalties to be paid to QSS pursuant to this Agreement, and (ii) to identify OEM's customers and their Target Systems (including associated EULAs - section B5(c) and identification marks -- section B5(f)(ii)). Upon 15 days prior notice, QSS may have an independent auditor of its choice audit royalty records, trace Software copies and/or review OEM's compliance with this Agreement during normal business hours. OEM shall also provide QSS with reasonable assistance, at QSS' expense, to trace Software copies and to audit Software-related records of Subcontractors, Distributors and Sub-licensees. Audits shall not occur more than once each year unless discrepancies are discovered indicating an underpayment of more than 10% of the proper amount owed. Payment errors shall be corrected immediately by an adjustment payment, which shall include interest on the overdue amount in accordance with section B6(b). OEM shall also reimburse QSS for its out of pocket audit costs if the underpayment is more than 10% of the proper amount owed.

B7       LIMITED WARRANTY.
(a) ACKNOWLEDGEMENT. QSS cannot warrant the Software will function in accordance with the Documentation, or other published specifications, in the case of every hardware platform, software environment and Software configuration, OEM acknowledges that Software bugs are likely to be identified when used in the Target System and that OEM must satisfy itself that the Software is suitable for use in the Target System. OEM shall conduct exhausting testing of the Target System prior to its initial and any update release.
(b) LIMITED WARRANTY. QSS warrants to OEM for a period of 6 months commencing upon the Effective Date, that the QNX Software as originally shipped by QSS, is capable of performing the functions described in the applicable Documentation when used on appropriate hardware. QSS' sole obligation, and OEM's sole remedy, for any breach of this warranty will be either: (i) to use any patch or work-around that QSS makes available as an interim fix, and then promptly upgrade the Software to the next Update that corrects the problem or (ii) receive a refund any amount that OEM has paid to QSS under this Agreement during the warranty period. OEM acknowledges that work-arounds and/or patches made available by QSS may not have been quality assurance tested. EXCEPT AS EXPRESSLY WARRANTED ABOVE, THE SOFTWARE AND DOCUMENTATION ARE PROVIDED "AS IS" WITHOUT OTHER REPRESENTATIONS, WARRANTIES OR CONDITIONS OF ANY KIND, INCLUDING IMPLIED REPRESENTATIONS, WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT EXCEPT FOR THE LIMITED REMEDIES PROVIDED ABOVE, OEM ASSUMES THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE SOFTWARE AND DOCUMENTATION. NOTHING STATED IN THIS AGREEMENT WILL IMPLY THAT THE OPERATION OF ANY SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE OR THAT ERRORS WILL BE CORRECTED. OTHER WRITTEN OR ORAL STATEMENTS BY QSS, ITS REPRESENTATIVES, OR
         OTHERS DO NOT CONSTITUTE WARRANTIES OF QSS.
(c) The limited warranties set forth in this Section B7 are made solely and exclusively to OEM and OEM shall be solely responsible for any warranty to, or claims by, its Distributors, or end users of the Target System concerning performance of the Software. OEM SHALL NOT HAVE THE RIGHT TO MAKE OR PASS ON, AND SHALL TAKE ALL MEASURES NECESSARY TO ENSURE THAT NEITHER IT NOR ANY OF ITS AGENTS OR EMPLOYEES SHALL MAKE OR PASS ON ANY WARRANTY OR REPRESENTATION ON BEHALF OF QSS TO ANY DISTRIBUTOR, END USER CUSTOMER OR THIRD PARTY.

B8       QSS INDEMNITY.
(a) INDEMNITY. QSS shall defend OEM against any infringement claims, and indemnify and hold OEM harmless from any infringement damages finally awarded, in any third party action against OEM, or its Subcontractors, Distributors, Sub-licensees or Target System end users, based on the reproduction, use or distribution of QNX Software in accordance with the terms of this Agreement, provided OEM gives QSS prompt notice of, as well as all authority, information, and assistance (at QSS' expense) necessary to defend, such claims. In this section B8 "Infringement" means: (i) infringement of copyright by the QNX Software; (ii) misappropriation of trade secrets by QSS; or (iii) infringement of any US, Canadian, Japanese or EEC country national patent that had issued as of the Effective Date, where such patent infringement can be attributed to the reproduction, use or distribution of QNX Software alone or in conjunction with equipment that is essential for use of the QNX Software, where such equipment cannot be replaced with a generic functional equivalent to avoid the infringement. "Infringement" shall not include any infringement or misappropriation of any kind resulting from modifications of the Software made by or for OEM.
(b) REMEDY. With respect to any finding of infringement, or any reasonable belief of QSS that Infringement may occur, QSS shall, at its sole expense and option: (i) procure for OEM the right to continue using the QNX Software; (ii) replace the QNX Software with non-infringing software of comparable function; (iii) modify the QNX software to be non-infringing; or (iv) if none of the foregoing alternatives is reasonably available to QSS, terminate OEM's rights to the QNX Software, but only to the extent necessary to avoid the infringement. OEM shall have the right to terminate all of its rights if OEM determines such partial termination renders OEM's remaining rights ineffective. Upon such full or partial termination QSS shall refund to OEM pro-rata in the event of such termination, the royalties paid by OEM that are associated with the terminated rights.
(c) This section B8 states OEM's exclusive remedy and QSS sole remedy for infringement of intellectual property rights by the Software.

B9 LIMITED LIABILITY. IN NO EVENT WILL QSS (OR ITS OFFICERS, EMPLOYEES, AGENTS, SUPPLIERS, DISTRIBUTORS, OR LICENSORS COLLECTIVELY, "ITS REPRESENTATIVES") BE LIABLE TO OEM OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES WHATSOEVER, INCLUDING BUT NOT LIMITED TO LOST REVENUE, LOST OR DAMAGED DATA OR OTHER COMMERCIAL OR ECONOMIC LOSS, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT. ANY USE OR INABILITY TO USE THE SOFTWARE OR DOCUMENTATION, OR ANY CLAIM MADE BY A THIRD PARTY, EVEN IF QSS OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR CLAIM. IN NO EVENT WILL THE AGGREGATE LIABILITY OF QSS AND ITS REPRESENTATIVES FOR ANY DAMAGES OR CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SOFTWARE OR THE DOCUMENTATION, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EXCEED THE TOTAL FEES OEM HAS PAID TO QSS UNDER THE AGREEMENT IN THE 12 MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO THE CLAIM. QSS' AND
         ITS REPRESENTATIVES' LIMITATION OF LIABILITY IS CUMULATIVE WITH ALL OF QSS' AND ITS REPRESENTATIVES' PAYMENTS IN SATISFACTION OF THEIR LIABILITIES BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THIS SECTION B9 SHALL SURVIVE AND APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. OEM AGREES THAT THESE LIMITATIONS OF LIABILITY ARE AGREED ALLOCATIONS OF RISK AND ARE REFLECTED IN THE FEES AGREED UPON BY THE PARTIES.

B10 TERM & TERMINATION.
(a) TERM. This agreement commences on the Effective Date and ends when terminated in accordance with this section B10.
(b) TERMINATION BY OEM AFTER FIRST YEAR. Provided it is in full compliance with the other terms of this Agreement. OEM may terminate this Agreement at any time after the first anniversary of the Effective Date upon 90 days' prior written notice.
(c) TERMINATION BY QSS. QSS may, terminate this agreement immediately by written notice any time after OEM fails to provide royalty reports for 6 months.

(d) IMMEDIATE TERMINATION. QSS or OEM may, to the extent permitted by applicable law, terminate this agreement immediately by written notice if the other

         (i) breaches a material term of this Agreement that: (1) is incapable of cure, (2) could have been cured within 30 days of written notice but was not, or (3) required more than 30 days to cure but the defaulting party has either failed to commence or diligently pursue the cure during such period.

         (ii) files, or has filed against it: (1) a petition in bankruptcy, reorganization, debit arrangement, or other proceeding under any

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QSS /S/                                     OEM /S/
    ------------------------------              ------------------------------
             (Initial)                                   (Initial)


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
                    bankruptcy law; or (2) any dissolution or liquidation proceeding; and any such proceeding under (1) or (2) is not dismissed within 60 days from filing; or

          (iii) becomes insolvent or ceases to carry on business on a regular basis, and within 30 days thereafter the defaulting party (or some financially and technically responsible successor in interest acceptable to the aggrieved party who assumes the defaulting party's obligations) fails to resume doing business on a regular basis.

(e)  Implication of Termination

            (i) Surviving Licenses. If either party terminates this Agreement for any reason all EULAs granted in accordance with the terms of this Agreement shall continue. All license rights of OEM and its Subcontractors, Distributors, and Sub-licenses shall immediately cease upon termination.

           (ii) Surviving Provisions. The provisions of the Agreement that are expressed or by their sense and context are intended to survive the termination of this Agreement shall so survive, including section B5(e) B5(g), B5(i-j), B6-9 and this section B10(e).

          (iii) Other Rights. Termination is without prejudice to any right or remedy which may have accrued or be accruing to either party prior to termination. Termination shall not relieve OEM from its obligation to pay QSS any and all fees or other amounts due under this Agreement at any time or for any period until the date of such termination.

B11 GENERAL

     (a) ENTIRE AGREEMENT. Except as expressly provided, this Agreement, comprising Part A and Part B (and Part C if applicable) constitutes the entire agreement between the parties pertaining to its subject matter and supercedes any prior or contemporaneous agreement, representation, statement, negotiation or undertaking dealing with the same subject matter. No amendment, modification or waiver of any provision of this Agreement will be binding unless in a written document that expressly refers to this Agreement and is signed by both parties.

     (b) ASSIGNMENT. Neither party may assign this Agreement, or assign any rights or delegate any obligations under this Agreement, without the prior written consent of the other party. An assignment shall be deemed to include any merger of OEM with another party, whether or not OEM is the surviving entity, the acquisition of more than 50% of any class of OEM's voting stock by another party, or the sale of more than 50% of OEM's assets, Any attempted assignment or delegation in violation of the foregoing shall be void and of no effect. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

     (c) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws in force in the Providence of Ontario, Canada without regard to the conflicts of laws provisions thereof. The parties expressly waive the provisions of the United Nations Convention on Contracts for the International Sales of Goods.

     (d) NOTICE. All notices must be in writing and delivered either in person or by means evidenced by a delivery receipt to the person and address specified at the end of Part A. Such notice will be effective upon receipt.

     (e) SEVERANCE. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     (f) INDEPENDENT PARTIES. The parties hereto are independent contractors. Neither party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership joint venture, employment or agency relationship between QSS and OEM.

     (g) INTERPRETATION. The divisions and headings in this Agreement have been included for convenience only and will not affect its construction or interpretation. Words importing the singular will include the plural and vice versa. Unless expressly stated otherwise:
          (i) the words "hereof", "herein", "hereto", "hereunder", "therein", "thereto", and similar expressions used in this Agreement mean and refer to the whole of this Agreement and not to any particular part, section, subsection or paragraph; (ii) "includes" means "includes without limitation", "including" means "including without limitation", "any" means "any and all" and "law" means "law, by-law, regulation, order, decision and rule"; and (iii) any reference herein by numerical or alphabetical designation to a part section, subsection or paragraph bearing that designation to a part, section, subsection or paragraph shall refer to the part, Section, subsection or paragraph bearing that designation in this Agreement. The terms and conditions of this Agreement shall prevail over any inconsistent or additional terms or conditions of OEM's purchase orders or QSS' invoices.

     (h) PROMOTION. Each party authorizes the other to indicate in its advertising, marketing and other promotional materials and undertakings that OEM uses the Software in the Target System. OEM shall not represent the Software has performance, application or reliability characteristics that do not appear in the Documentation or in QSS marketing materials.

         (OEM -- Part B.1 - 010c.wpd . Printed: March 22, 2000 (5:02PM)

                          PART C2 - VOYAGER SUPPLEMENT

C2.1 DEFINITIONS.  In this Part:
         (a) "Run Time" means software programs in executable binary form; and
         (b) "Voyager Software" means the Software module identified in s. A1 (Definitions) by a description which includes the trademarks "Voyager" or by QSS part number(s) 007014, 007004, 004624, or 004684;
         (c) "this Part" means this document entitled "Part C2 - Voyager Supplement" and such parts of this Agreement as may be required to interpret the provisions herein. In the event of a conflict between the terms of this Part and other terms of this Agreement, the terms of this Part shall prevail.

C2.2 LICENSE. Subject to the terms and conditions of this Agreement, QSS hereby grants OEM a non-exclusive, non-transferable, worldwide license to copy and directly or indirectly distribute Run-Time copies of the Voyager Software bundled with other elements of the Software and incorporated into Target Systems for use solely in association with such Software and Target Systems pursuant to the terms of an End User License Agreement.

C2.3 RESTRICTIONS. Except as expressly granted above, OEM obtains no right, title or interest in or to the Voyager Software, including any copyright, patent, trade-secret, trademark or other proprietary rights therein. OEM agrees not to decompile, reverse engineer or otherwise inspect the functionality or derive a source code version of the Voyager Software, or enhance, modify or prepare derivative works of the Voyager Software except as expressly provided in the Documentation. QSS and its licensors shall retain all their respective rights, title and interest in the Voyager Software. Including any updates thereof made available to OEM under this Agreement, and except for the rights and licenses granted to OEM herein, OEM shall not take any action inconsistent with such title and ownership. OEM shall not have any ownership interest in any element, segment or component of the Voyager Software incorporated into the Target System.

C2.4 END USER LICENSE AGREEMENTS. The Voyager Software shall be distributed to each end users under an end user license agreement which may be a shrinkwrap or break-the-seal agreement. In addition to meeting the requirements imposed by section B5(c) (EULA), the end user license agreement shall include the material substance of the following terms and conditions:

         (a) The end-user shall be granted a license to use the Voyager Software (in object code form only) only for their own internal business purposes and only in association with the Software in the Target System;
         (b) The end-user shall only be permitted to use as many instances of the Voyager Software as the number for which they have paid the appropriate license fees;
         (c) The end-user shall not copy the Voyager Software in whole or in part, except: (i) as permitted under applicable law, and (ii) as reasonably required to install and use the Voyager Software in the Target System and to follow normal back-up practices, but only with the inclusion of all copyright, proprietary and other notices; and
         (d) The end-user shall not decompile, disassemble or otherwise reverse engineer the Voyager Software.

C2.5 MARKING. OEM shall not alter or delete any printed or on-screen copyright, trade secret or proprietary and/or legal notices contained in or on copies of the Voyager Software, and shall ensure that: (i) it reproduces the copyright notices of the University of Illinois and Spyglass, Inc. on the "splash screen" or in the same location where OEM reproduces its own copyright notices; and (ii) it includes the following statements of identification and attribution in the Voyager Software by (1) inclusion on a "splash screen"; and/or (2) inclusion in an "about box"; and (3) in the associated documentation:

         NCSA Mosaic was developed by the National Center for Supercomputing Applications at the University of Illinois at Urbana-Champaign. This version is being distributed under a license agreement with Spyglass, Inc. and QNX Software Systems Ltd.

OEM agrees to provide an example of such "splash screens", "about boxes" and other reproductions of all notices, copyrights, trademarks and logos prior to distribution of the Voyager Software for approval by QSS and its licensors the first time OEM reproduces such items and any time OEM substantially changes such items. No right is being granted hereunder for OEM to use trademarks of QSS, Spyglass, Inc. or their respective licensors.

C2.6 RESTRICTED RIGHTS. If the end user or any Subcontractor, Distributor or Sub-licensee of any Target System is a department or agency of the United States Government. OEM shall grant such agency only "restricted rights" or "limited rights" (as defined in the applicable Federal Acquisition Regulations) to the Voyager Software, and OEM shall take all actions reasonably necessary to protect QSS' (and its licensors') rights and interest in the Voyager Software in accordance with such regulations and successor regulations including, but not limited to, the placement of appropriate legends in or on the Target System.

C2.7 DISCLAIMER OF WARRANTIES. THE VOYAGER SOFTWARE IS BEING PROVIDED "AS IS" WITHOUT WARRANTIES OR CONDITIONS OF ANY KIND. QSS HEREBY DISCLAIMS ALL WARRANTIES AND CONDITIONS OF ANY KIND, ORAL OR WRITTEN, WITH RESPECT TO THE VOYAGER SOFTWARE INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES AND CONDITIONS OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

C2.8 LIMITATIONS ON LIABILITY. QSS' LIABILITY FOR DAMAGES TO OEM FOR ANY CAUSE WHATSOEVER RELATING TO THE VOYAGER SOFTWARE, REGARDLESS OF THE FORM OF ANY CLAIM OR ACTION, SHALL NOT EXCEED THE AGGREGATE LICENSE FEES PAID BY OEM TO QSS DURING THE PREVIOUS 12 MONTHS UNDER THE THIS AGREEMENT FOR THE VOYAGER SOFTWARE. IN NO EVENT SHALL QSS BE LIABLE FOR ANY LOSS OF DATA, PROFITS OR USE OF THE VOYAGER SOFTWARE, OR FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE VOYAGER SOFTWARE. IN NO EVENT WILL QSS BE LIABLE TO END USERS, RESELLERS OR OTHER THIRD PARTIES FOR ANY DAMAGES WHATSOEVER. OEM WILL IMMEDIATELY INFORM QSS AS SOON AS OEM BECOMES AWARE OF ANY THREATENED OR ACTUAL LIABILITY CLAIM BY A THIRD PARTY RELATING TO THE VOYAGER SOFTWARE.

C2.9 INTELLECTUAL PROPERTY. The provisions of section B8 (QSS Indemnity) shall only apply to QSS-authored parts of or modifications to the Voyager Software.

C2.10 TERM. This Supplement will be effective as of the Effective Date and will continue indefinitely thereafter until termination of this Agreement, or termination of QSS' underlying license agreement with Spyglass, Inc. (the "Spyglass Agreement"), whichever occurs first.

C2.11 CONSEQUENCE OF TERMINATION. Any termination of the Spyglass Agreement shall not affect OEM's right to distribute existing inventory of Target Systems for which OEM has paid QSS all applicable royalties. OEM agrees that after termination of the Spyglass Agreement, OEM will owe to Spyglass, Inc. all further obligations under this Agreement that pertain to the portions of the Voyager Software authored by Spyglass, Inc. or its licensors.




              OEM-PartC2(Voyager)-001d.wpd - Printed: March 22, 2000 (5:06 PM).


                           SPYGLASS MOSAIC is a trademark of Spyglass, Inc. QNX, NEUTRINO and VOYAGER are trademarks of QNX Software Systems Ltd.


--------------------------------------------------------------------------------


SS /s/                                              OEM /s/
  ------------------------                             -------------------------
         (Initial)                                            (Initial)

                                AMENDMENT NO. 1


THIS AMENDMENT is made by and between.

         QNX SOFTWARE SYSTEMS LTD. ("QSS"),
         a Canadian federal corporation having offices at 175 Terence Matthews Cres., KANATA, Ontario, Canada K2M 1W8 (Tel. (613) 591-0931, Fax
         (613) 591-3579

AND: TECHNOCHANNEL TECHNOLOGIES SDN BHD, ("OEM") a Malaysia corporation having offices at Block G, Unit G606, Phileo Damansara 1, No 9, Jalan 16/11, Off Jalan Damansara,
         46360 Dotaling Joyo, Moloycio (Tel. 603 4600383, Fax 603 4600373)

WHEREAS QSS and OEM mutually desire to amend the terms of an agreement they executed contemporaneously herewith, known as the QNX(TM) OEM Litense Agreement, No. OEM00-000126 (the "OEM Agreement");

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

1. Section B2 of the OEM Agreement is amended by adding a new sub-sections as follows:

                  (g) "BSD Software" means those portions of Software modules are identified in Part A as BSD Software and which contains code licensed to QSS by the Regents of the University of California Beckley. BSD Software is Third Party Software.

2. Section B5(k) of the OEM Agreement is hereby amended by striking the last two sentences thereof and replacing them with the following:

                  QSS' licensors as at the Effective Date of the Agreement are
                  (i) Bitstream Inc. and (ii) those parties identified in section B12 and Part C. QSS will identify any further licensors for future Updates within a reasonable period of time after being requested to do so by OEM in writing.

3.       Section B6(a) of the OEM Agreement is hereby struck.

4. Section B6(b) of the OEM Agreement is hereby amended by striking the first three sentences and replacing them with the following:

                  "All amounts specified in this Agreement, other than those under section A2 (which amounts will accompany an Order), will be paid on the indicated payment date whether or not OEM has received an invoice from QSS. All unpaid amounts will bear interest at a rate equal to the lesser of 15% per annum or at the highest rate permitted by law, of the outstanding payment from the date due until the date paid.

5. Section B8(a) of the OEM Agreement is hereby amended by adding the following phrase between the words "awarded" and "in":

                  , and any costs and expenses (including reasonable attorney's fees) incurred,


--------------------------------------------------------------------------------

         6. The OEM Agreement is amended by adding a new Section B12 of as follows:

         B12. BSD Software. OEM is licensing BSD Software and is subject to, and shall ensure any distribution of the BSD Software complies with, the following terms:

         (a) The BSD Software is: (C) Copyright, 1979, 1980, 1983, 1986, 1988, 1989, 1991. The Regents of the University of California. All rights reserved.

         (b) Redistribution and use in source and binary forms, with or without modification, are permitted provided that the following conditions are met:

                  (i) Redistributions of source code must retain the above copyright notice, this list of conditions and the following disclaimer (in B12(c)).

                  (ii) Redistributions in binary form must reproduce the above copyright notice, this list of conditions and the following disclaimer in the documentation and/or other materials provided with the distribution.

                  (iii) All advertising materials mentioning features or use of this software must display the following acknowledgement: This product includes software developed by the University of California, Berkeley and its contributors. ______________

                  (iv) Neither name of the University nor the names of its contributors may be used to endorse or promote products derived from this software without specific prior written permission.

         (c) THIS SOFTWARE IS PROVIDED BY THE REGENTS AND CONTRIBUTORS "AS IS" AND ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED. IN NO EVENT SHALL THE REGENTS OR CONTRIBUTORS BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES; LOSS OF USE, DATA, OR PROFITS; OR BUSINESS INTERRUPTION) HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE) ARISING IN ANY WAY OUT OF THE USE OF THIS SOFTWARE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

A. The terms of this Amendment shall be incorporated into the OEM Agreement by this reference and shall take effect immediately upon the Effective Date thereof. All capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the OEM Agreement. The terms of this Amendment shall supercede any inconsistent terms contained in the OEM Agreement, including but not limited to any earlier-executed amendments. Except as specifically modified herein the OEM Agreement shall remain in full force and effect.

QNX Software Systems Ltd.                    TechnoChannel Technologies Sdn Bhd

                                             /s/ Jason Chan Ling Khee
---------------------------------            ----------------------------------
Signature                                    Signature

                                                 Jason Chan Ling Khee
---------------------------------            ----------------------------------
Name                                         Name

                                                Senior Tech Manager 29-3-2000
---------------------------------            ----------------------------------
Title/Date                                   Title/Date


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